Exhibit 21.1

List of Subsidiaries of Allegion plc

Subsidiary	Jurisdiction of Formation
AD Solutions, Inc.	United States
Allegion (Australia) Pty Ltd.	Australia
Allegion (Gibraltar) Holding Limited	Gibraltar
Allegion (Hong Kong) Limited	Hong Kong
Allegion (Ireland) Finance Designated Activity Company	Ireland
Allegion (Malaysia) SDN. BHD.	Malaysia
Allegion (New Zealand) Limited	New Zealand
Allegion (Southeast Asia) Pte. Ltd.	Singapore
Allegion (Thailand) Limited	Thailand
Allegion (UK) Limited	United Kingdom
Allegion B.V.	Netherlands
Allegion Canada Inc.	Canada
Allegion de Mexico, S. de R.L. de C.V.	Mexico
Allegion Deutsche Holding GmbH	Germany
Allegion EMEA BVBA	Belgium
Allegion Emniyet Ve Güvenlik Sistemleri Sanayi Anonim ªirketi	Turkey
Allegion Fu Hsing Limited	Hong Kong
Allegion German Financing GmbH & Co. KG	Germany
Allegion German Holding I GmbH	Germany
Allegion German Holding II GmbH	Germany
Allegion Gulf Trading LLC	Qatar
Allegion Immobilien GmbH	Germany
Allegion India Private Limited	India
Allegion International AG	Switzerland
Allegion Investments (Switzerland) AG	Switzerland
Allegion Investments (UK) Limited	United Kingdom
Allegion Investments Holding LLC	United States
Allegion Irish Holding Company II Ltd	Ireland
Allegion Irish Holding Company Limited	Ireland
Allegion Korea Ltd.	Republic of Korea
Allegion LLC	United States
Allegion Lux Financing III S.á.r.l	Luxembourg
Allegion Luxembourg Holding and Financing S.à r.l.	Luxembourg
Allegion Luxembourg Holding II SCS	Luxembourg
Allegion Luxembourg Holding III S.á.r.l	Luxembourg
Allegion Management (DIFC) Limited	United Arab Emirates
Allegion NV	Belgium
Allegion Panama, S. de R.L.	Panama
Allegion S&S Lock Holding Company Inc.	United States
Allegion S.A.	Venezuela
Allegion Security Technologies (CHINA) Co., LTD.	China

Allegion US Holding Company Inc.	United States
Allegion Ventures LLC	United States
ALLGain Pty Ltd	Australia
API Services and Solutions Pty Limited	Australia
AXA Stenman Deutschland GmbH	Germany
AXA Stenman France S.A.S.	France
AXA Stenman Holding B.V.	Netherlands
AXA Stenman Industries B.V.	Netherlands
AXA Stenman Nederland B.V	Netherlands
AXA Stenman Poland Sp Z.O.O	Poland
BASTA Group A/S Denmark	Denmark
Bricard S.A.S	France
Cisa Cerraduras S.A.	Spain
Cisa S.p.A.	Italy
Dor-O-Matic (Illinois) LLC	United States
Dor-O-Matic of Mid Atlantic States, Inc.	United States
Electronic Technologies Corporation USA	United States
Fire and Security Hardware Pty Limited	Australia
Gainsborough Hardware Industries Limited	Australia
Harrow Industries LLC	United States
Harrow Products (Delaware) LLC	United States
Harrow Products LLC	United States
Interflex Datensysteme GesmbH	Austria
Interflex Datensysteme GmbH	Germany
Isonas, Inc.	United States
Milre Systek Co., Ltd	Republic of Korea
Newman Tonks (Overseas Holdings) Limited	United Kingdom
Normbau France S.A.S.	France
Normbau GmbH	Germany
NT Group Properties Limited	United Kingdom
NT Leamington Limited	United Kingdom
Overtur Architectural Services LLC	United States
Pin & Tumbler Studio LLC	United States
Qatar Metal Const. Ind. LLC	United Arab Emirates
QMI Building Metal Products Manufacturing LLC	United Arab Emirates
Recognition Systems LLC	United States
Republic Doors and Frames, LLC	United States
S&S Lock Indemnity (Barbados) Limited	Barbados
S&S Lock Insurance (Arizona) Company	United States
Schlage De Mexico S.A. DE C.V.	Mexico
Schlage Lock Company LLC	United States
SimonsVoss Technologies AB	Sweden
SimonsVoss Technologies BV	Netherlands
SimonsVoss Technologies FZE	United Arab Emirates
SimonsVoss Technologies GmbH	Germany
SimonsVoss Technologies Limited	United Kingdom

SimonsVoss Technologies SAS	France
Technical Glass Products DMCC	United Arab Emirates
Technical Glass Products, Inc.	United States
TGP Canada Enterprises, ULC	Canada
TGP International, Inc.	United States
Trelock Asia Pacific Limited	Hong Kong
Trelock GmbH	Germany
Trelock Production GmbH	Germany
Zero Seal Systems Limited	United Kingdom